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                                                                       EXHIBIT 5
                                   August 5, 1996


CCC Information Services Group Inc.
World Trade Center Chicago
444 Merchandise Mart
Chicago, IL  60654

         Re:  6,325,000 Shares of Common Stock, $0.10 par
              value, of CCC Information Services Group Inc.
              ---------------------------------------------

Dear Sir or Madam:

         We refer to the Registration Statement on Form S-1, Registration No. 333-07287 (the "Registration Statement"), filed by CCC Information Services Group Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 6,325,000 shares of Common Stock, $0.10 par value (the "Shares"), of the Company.

         As set forth in the Registration Statement, the Company intends to take the following actions (the "Corporate Actions") immediately prior to the consummation of the offering of the Shares: (i) file amended and restated articles of incorporation in Delaware; (ii) complete a 40 for one stock split in the form of a stock dividend with respect to each of its issued and outstanding shares; (iii) make appropriate adjustments in outstanding options as a result of the stock split; and (iv) cause all required actions of directors and stockholders to accomplish the foregoing to be taken.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing in the State of Delaware.

         2. Assuming that all of the Corporate Actions have been completed, the Shares will be legally issued, fully paid, and non-assessable when the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.


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CCC Information Services Group Inc.
August 5, 1996
Page 2


         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                  Very truly yours,

                                  /s/ Winston & Strawn
                                  --------------------
                                  WINSTON & STRAWN